Exhibit 10.29

MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (the "Agreement") is made and entered into as of the Effective Date, by and between BCBSRI and Contractor.

WITNESSETH:

WHEREAS, BCBSRI desires to retain Contractor, and Contractor desires to be retained by BCBSRI, as an independent contractor, to provide certain services to BCBSRI from time to time, upon the terms and conditions provided in this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. SERVICES

1.1.
Scope of Services. Contractor hereby agrees to provide BCBSRI with such services (the "Services") as may be agreed upon from time to time by BCBSRI and Contractor in writing, as set forth on one (1) or more Statement(s) of Work signed by a duly authorized representative of both parties (each a "Statement of Work"), which Statements) of Work shall be attached to and incorporated into this Agreement for all purposes.

1.2.
Personnel. Only those employees and agents of Contractor specifically designated on a Statement of Work shall be authorized to render the Services to BCBSRI. BCBSRI reserves the right to terminate any individual assigned by the Contractor to perform the Services for performance considered unsatisfactory by BCBSRI. If an individual is terminated by BCBSRI, Contractor agrees to find a suitable replacement ("Replacement") at no charge to BCBSRI and without interruption in service. No Replacement may be substituted without the written approval of BCBSRI. If a Replacement is not found by Contractor and approved by BCBSRI within ten (10) business days of the termination of any service provider, at BCBSRI’s discretion, (1) compensation shall be reduced retroactive to the termination of such individual, or (2) the Statement of Work shall be terminated retroactive to the termination of the individual. In either case, this Agreement shall remain in full force and effect unless otherwise terminated in accordance with Section 3 hereof.

1.3.	Attention to Company. Contractor shall devote such time as is necessary for the satisfactory performance of Contractor's obligations under a Statement of Work.

1.4.
Reporting Obligations. Contractor shall report directly to the individual at BCBSRI identified in a Statement of Work. Contractor shall provide written status reports to BCBSRI regarding Contractor's activities under a Statement of Work, in such form as BCBSRI may require from time to time.

SECTION 2. FEES

2.1
Payment. In consideration for the Services provided by Contractor under a Statement of Work, BCBSRI shall pay to Contractor fees in the amounts and at the times provided in such Statement of Work, provided that Contractor shall not then be in default of its obligations to BCBSRI under this Agreement or any Statement of Work. Contractor's services shall be invoiced to BCBSRI monthly in arrears. Undisputed portions of invoices properly submitted to BCBSRI pursuant to and in accordance with BCBSRI policies shall be due and payable by BCBSRI within thirty (30) days after receipt thereof. The first business day on which BCBSRI is in receipt of the invoice during BCBSRI's normal work hours shall be considered the first day of such thirty (30) day period. Upon termination of a Statement of Work, Contractor shall continue to be paid its fees only through the effective date of termination of such Statement of Work, provided that Contractor shall continue to fully perform Contractor's obligations to BCBSRI through the effective date of such termination. At such time as BCBSRI shall have made final payment to Contractor for Services actually performed by Contractor through the effective date of termination of a Statement of Work, BCBSRI shall have no further obligations or liabilities to Contractor under such Statement of Work, at law or otherwise.

2.2	Expenses.Unless otherwise specifically provided in a Statement of Work, Contractor shall bear all of its own costs and expenses incurred in providing the Services. In all events, reimbursement of the costs and expenses of Contractor shall be subject to the authority of BCBSRI from time to time to fix and determine policies relating to such matters, including policies and requirements with respect to substantiation and documentation.

SECTION 3. TERM AND TERMINATION

3.1
Term. This Agreement shall become effective on the Effective Date and shall continue in effect until terminated in accordance with this Section. The term of each Statement of Work shall commence and continue for the period set forth in such Statement of Work, unless earlier terminated in accordance with this Section.

3.2	Termination without Cause. BCBSRI may terminate this Agreement or any Statement of Work, without cause and for any or no reason whatsoever, upon thirty (30) days prior written notice to Contractor.

3.3	Termination for Cause. In addition, BCBSRI may terminate this Agreement or any Statement of Work by written notice to Contractor upon the occurrence of any one or more of the following events:

(a)
In the event Contractor fails to perform any Services under a Statement of Work to the satisfaction of BCBSRI or otherwise breaches any of the provisions of a Statement of Work or this Agreement, which failure or breach continues for a period often (10) days following notice thereof from BCBSRI; or

(b)	Upon the dissolution or cessation of business of Contractor or, if an individual, upon the death of Contractor; or

(c)	In the event of any fraud, misrepresentation, defalcation, theft, violation of law or regulation, or loss or suspension of licenses or permits by Contractor or any of its employees or agents; or

(d)
In the event Contractor makes a general assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition in bankruptcy or has an involuntary petition filed against it which is not dismissed within a period of thirty (30) days, is adjudicated bankrupt, or files a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or local statute, law or regulation.

3.4
Effect of Termination.   The termination of this Agreement shall act to terminate all Statement(s) of Work then in effect between the parties. The termination of a particular Statement of Work shall not act to terminate any other Statement of Work then in effect between the parties, or to terminate this Agreement in whole, unless so specifically indicated in the termination notice provided by BCBSRI. The termination of this Agreement or any Statement of Work by BCBSRI shall be without prejudice to any and all other rights and remedies BCBSRI may have, both at law and in equity, arising out of or related to any breach or default by Contractor under this Agreement or any Statement of Work.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRACTOR

Contractor represents and warrants to, and covenants with, BCBSRI, as follows:

4.1.
Organization and Good Standing. If a business entity, Contractor is duly organized, validly existing and in good standing under the laws of its state of organization and has the organizational power and authority to own its properties, to carry on its business as now conducted, and to enter into and fully perform its obligations under this Agreement and each Statement of Work.

4.2.
Due Authorization; Enforceability Absence of Conflicts. The execution, delivery and performance by Contractor of this Agreement and each Statement of Work has been duly authorized and approved by all necessary action on the part of Contractor. This Agreement and each Statement of Work has been duly executed and delivered by Contractor and constitutes the legal, valid and binding obligations of Contractor, enforceable against Contractor in accordance with their respective terms. None of the execution and delivery by Contractor of this Agreement or any Statement of Work, or the consummation of the transactions contemplated hereby or thereby, or compliance by Contractor with any of the provisions hereof or thereof, will (i) conflict with, or result in the breach of, any provision of the organizational documents of Contractor, if a business entity, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any agreement to which Contractor is a party or by which it or any of its properties or assets is bound or subject, or (in) constitute a violation of any iaw or regulation applicable to Contractor.

4.3.
Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Contractor in connection with the execution and delivery of this Agreement or any Statement of Work or the compliance by Contractor with any of the provisions hereof or thereof.

4.4.
Performance of Services. Contractor and each of its employees and agents performing the Services (i) have, and at all times shall maintain, the requisite skill, knowledge and training to perform the Services and require no training from BCBSRI with respect to the performance of Contractor's obligations to BCBSRI, (ii) have, and at all times shall maintain in good standing, all federal, state and local permits, licenses and other authorizations from any and all governmental authorities required in connection with the business of Contractor and to fully perform the Services, (iii) wiil at ail times render the Services in accordance with all professional and industry standards and in a diligent manner; (iv) shall not at any time undertake any activity which is in any way inconsistent with Contractor's duties hereunder or under any Statement of Work or which is adverse to the interests of BCBSRI in any manner whatsoever, (v) shall at all times comply fully with all federal, state and local laws and regulations applicable to Contractor, the business of Contractor or the Services, and with ail policies, guidelines and instructions of BCBSRI in effect from time to time, and (vi) shall notify BCBSRI immediately in writing of any change in the status of Contractor's employees or agents performing the Services.

4.5.
BCBSRI Policies and Procedures. Without limiting the generality of any other provision of this Agreement, Contractor and each of its employees and agents performing the Services (i) shall at all times comply with all applicable BCBSRI policies and procedures, including without limitation, BCBSRI's codes of conduct and attire and all building security rules and procedures at BCBSRI sites, (ii) return all building passes, security cards, or other access materials immediately upon completion of the Services provided on-site, and (iii) perform the Services during BCBSRI's ordinary business hours and without disruption to the normal business operations of BCBSRI.

4.6.
Governmental Representations. Contractor represents that as of the effective date of this Agreement that Contractor is neither an employee of nor an elected official for the State of Rhode Island (respectively, "Government Employee" and "Elected Official") and that no Government Employee or Elected Official (a) has a substantial financial interest (e.g. an ownership interest often percent (10%) or greater equity interest) or (b) acts in the capacity of a major decision maker (e.g. CEO, CFO, COO, Chairperson of the Board, or other senior position) for Contractor. In the event that after the execution of this Agreement Contractor either (i) becomes a Government Employee or Elected Official; (ii) engages a Government Employee or Elected Official as an employee or as a subcontractor providing services to BCBSRI hereunder; or (iii) a Government Employee or Elected Official acquires a substantial financial interest or decision making authority for Contractor, then Contractor shall immediately notify BCBSRI of such relationship and shall cooperate with BCBSRI and provide documentation requested by BCBSRI to ensure that such Government Employee or Elected Official is compliant with the Rhode Island Code of Ethics and that the ongoing relationship between Contractor and BCBSRI is approved by the BCBSRI Audit Committee of the Board of Directors. In the event that the BCBSRI Audit Committee of the Board of Directors fails to approve such relationship, BCBSRI shall have the right to terminate this Agreement without cause.

4.7.
Representations and Warranties. The representations and warranties of Contractor shall be true and correct in all respects as of the date of this Agreement and as of the date of each Statement of Work with the same force and effect as if made on and as of the date of each such Statement of Work.

  SECTION 5. INDEPENDENT CONTRACTOR RELATIONSHIP

5.1.
Independent Contractor. For all purposes, Contractor shall be deemed to be an independent contractor, and not an employee, agent, or partner of, or joint venture with, BCBSRI, Contractor shall have no authority to make any representation, warranty, agreement or other undertaking on behalf of BCBSRI, nor to bind BCBSRI in any manner whatsoever, and Contractor shall not claim to have such authority or otherwise purport to act on behalf of BCBSRI in any manner whatsoever. Contractor and each of its employees and agents performing the Services shall identify themselves as such in all interactions and communications with BCBSRI and third parties.

5.2.
Employees. No employee or agent of Contractor is intended to be, or shall be deemed to be, an employee or agent of BCBSRI, and all individuals assigned by Contractor to provide the Services are independent contractors as to BCBSRI and employees as to Contractor for all purposes. Contractor shall procure and maintain at its own cost and expense all health, dental, life, disability, professional liability, general commercial liability, workers' compensation, automobile liability and other insurance covering Contractor, its employees and agents, and the business of Contractor. Upon request of BCBSRI at any time, Contractor shall provide BCBSRI with certificates of insurance evidencing all professional liability, general commercial liability, workers' compensation and automobile liability insurance maintained by Contractor. BCBSRI does not agree to use Contractor exclusively and may use other contractors to perform services similar to the Services being provided by Contractor at any time and in any manner whatsoever.

5.3.
Taxes. Contractor shall be responsible for payment of all taxes, including federal, state and local taxes arising out of Contractor's business activities, including by way of illustration and not of limitation, federal and state income taxes, social security and other payroll taxes, unemployment insurance tax, and any other taxes or business license fees required of Contractor.

5.4.
Not Acting for the Association. Contractor hereby acknowledges and agrees that (i) BCBSRI is an independent corporation operating under a license from the Blue Cross and Blue Shield Association (the "Association"), which permits BCBSRI to use the Blue Cross and Blue Shield service marks in the State of Rhode Island; (ii) BCBSRI is not contracting as the agent of the Association; (iii) Contractor has not entered into this Agreement based upon representations by anyone other than BCBSRI, and that no person, entity or organization other than BCBSRI shall be held accountable or liable to Contractor for any of BCBSRI's obligations to Contractor under this Agreement. This paragraph shall not create any additional obligations whatsoever on the part of BCBSRI other than those obiigations created under other provisions of this Agreement.

SECTION 6. INDEMNIFICATION

Contractor shall indemnify and hold harmless BCBSRI and its affiliates, and its and their respective directors, officers, employees and agents (collectively, the "BCBSRI Indemnities"), from and against any losses, claims, damages, penalties, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by, imposed upon or asserted against any such BCBSRI Indemnitee, by reason of any claim, regulatory proceeding or litigation arising out of or related to, directly or indirectly, (i) the performance of Contractor's obligations under this Agreement or any Statement of Work, including, without limitation, the negligent acts, acts of omission, or intentional acts of Contractor or its employees or agents, (ii) any breach of the provisions of this Agreement or any Statement of Work by Contractor or its employees or agents, or (iii) any violation of federal, state or local law or regulation applicable to Contractor, the business of Contractor or any of its employees or agents.

  SECTION 7. WORK PRODUCT; TRADE SECRETS; NON-COMPETITION AND NON-SOLICITATION

7.1
Work Product. All inventions, discoveries, computer programs and software, data, deliverables, technology, designs, innovations, improvements, manuals, documents, files, reports, lists, studies, tests, research, compilations, writings, memoranda, correspondence, instruments, guides, notes, and other materials, whether in hard copy, computer generated and stored, or in any other form (and whether or not patentable and/or copyrightable) which are made, analyzed, conceived, reduced to practice, created, written, designed or developed by Contractor or any of its employees or agents, solely or jointly with others and whether during normal business hours or otherwise, in connection with any Statement of Work or thereafter if resulting or derived from information provided by BCBSRI or its affiliates, and including but not limited to any articles or works written for or posted on any Website owned or operated by BCBSRI or its affiliates and any copies of the foregoing in whatever medium fixed or embodied (collectively, the "Work Product"), shall be the sole property of BCBSRI. Contractor shall promptly and fully disclose all Work Product to BCBSRI, including all documentation, whether written and electronic, relating to the Work Product. Such documentation shall be available to and remain the sole property of BCBSRI at all times. Contractor warrants and represents that the Work Product is work solely of Contractor and assignment of the Work Product to BCBSRI snail not infringe the rights of any third party. Contractor hereby transfers and assigns to BCBSRI all of Contractor's rights, title and interests, if any, in and to all Work Product and all patent, copyright, trademark, trade secret and other proprietary rights thereto for no further consideration. At BCBSRI's request, Contractor shall cooperate with BCBSRI to establish, perfect or defend its rights in such Work Product, including, without limitation, the execution of assignments, releases, applications for domestic and foreign patents and copyrights or other documentation. Contractor agrees that all copyrightable works that Contractor creates will be considered "work made for hire" under the copyright laws of the United States, and BCBSRI will be considered the author of such Work Product with all rights appurtenant thereto.

7.2
Trade Secrets: Confidentiality. Contractor covenants and agrees that, at all times during and following the term of this Agreement and any Statement of Work, Contractor and each of Contractor's employees and agents shall not use, divulge, disclose, communicate to, or discuss with any person, firm, company, corporation, association, or other entity any trade secrets, confidential information, or other proprietary information of BCBSRI. or its affiliates that Contractor obtains or has access to during the course of performing the Services. Contractor acknowledges and agrees that, without limitation, information and data concerning BCBSRI’s and its affiliates' financial information, trademarks, service marks, copyrights, patents, other intellectual property, business plans, business operations, trade secrets, systems, procedures, processes, hardware, software, designs, know-how, concepts, theories, writings, formulas, test data, marketing plans and strategies, manuals, reports, training methods, employees, employee lists, employee information, insureds, lists of insureds, information regarding insureds, contacts, contact lists, contact information, vendors, vendor lists, vendor information, the nature and type of services rendered by BCBSRI and its affiliates, the business practices and methods used and preferred by BCBSRI and its affiliates, and Work Product, constitutes confidential and proprietary information of BCBSRI within the limitations of this Section. Contractor agrees to use no less than the same degree of care to protect such information from disclosure to third parties as it uses to protect its own information of similar importance. Contractor shall hold harmless and indemnify BCBSRI from and against any and all liability for any unauthorized or unlawful disclosure of confidential information, confidential health care information, or nonpublic personal financial information, or other violation of any applicable law relating to privacy of information.

7.3.
Non-Competition. So long as Contractor shall be rendering Services to BCBSRI under any Statement of Work, and for a period of twelve (12) months after Contractor ceases to provide Services to BCBSRI for any reason whatsoever, Contractor shall not, directly or indirectly, provide services to or engage in any arrangement with any entity engaged in the business of providing health or dental insurance benefits or services within the State of Rhode Island, other than BCBSRI or its affiliates.

7.4.
Non-Solicitation of Employees. So long as Contractor shall be rendering Services to BCBSRI under any Statement of Work, and for a period of twelve (12) months after Contractor ceases to provide Services to BCBSRI for any reason whatsoever, Contractor shall not, directly or indirectly, recruit, solicit or hire any employee of BCBSRI or its affiliates, or induce or attempt to induce any employee of BCBSRI or its affiliates to terminate his or her employment with, or otherwise cease his or her relationship with, BCBSRI or any such affiliate. The following terms apply if an individual named in a Contractor Statement of Work is hired by BCBSRI as a BCBSRI employee: (i) If individual named in a Contactor Statement of Work provides Services to BCBSRI for less than ninety (90) calendar days, BCBSRI agrees to pay to Contractor eighteen percent (18%) of the annual salary that BCBSRI intends to pay the individual named in a Contractor Statement of Work; (ii) If individual named in a Contractor Statement of Work provides Services to BCBSRI for more than ninety (90) calendar days, BCBSRI shall not be required to pay any fees to Contractor for the individual named in a Contractor Statement of Work. If the individual named in a Contractor Statement of Work hired by BCBSRI leaves BCBSRI's employment within the first ninety (90) calendar days for any reason, Contractor shall find a suitable replacement for BCBSRI at no additional cost to BCBSRI. If a suitable replacement is not found within thirty (30) calendar days of the termination Contractor shall refund one-hundred percent (100%) of the fee, if any, paid by BCBSRI for the individual named in the Contractor Statement of Work.

7.5.
Delivery of Property to BCBSRI. Upon request of BCBSRI at any time, and in any event immediately upon termination of this Agreement or any Statement of Work, Contractor shall deliver to BCBSRI all documents, deliverables, materials, Work Product, equipment and other property in Contractor's possession or control, and all copies thereof, which relate to the business of BCBSRI or its affiliates, the Services and/or which may be considered confidential or of a proprietary nature, and Contractor shall neither retain, reproduce, nor distribute copies thereof. Contractor shall be responsible for all damages, direct and indirect, to BCBSRI arising out of any failure of Contractor to properly return all such documents, deliverables, materials, Work Product, equipment and other property to BCBSRI as provided herein.

7.6.
Reasonableness of Restrictions. Contractor has carefully read and considered the provisions of this Section and, having done so, agrees that the agreements and restrictions set forth in this Section, including, without limitation, the time period of restriction and geographical area of restriction applicable to the covenant not to compete, are fair and reasonable and are reasonably required for the protection of the interests of BCBSRI and its affiliates. As used herein, the term "indirectly" shall include but not be limited to circumventing the spirit of the agreements and restrictions contained herein by attempting to accomplish indirectly what Contractor is otherwise restricted from doing directly.

7.7.
Severability. Any provision of this Section that conflicts with applicable law or is held to be void or unenforceable shall be ineffective to the extent of such conflict, voidness or unenforceability without invalidating the remaining provisions hereof, which remaining provisions shall be enforceable to the fullest extent permitted under applicable law.  Each and every covenant, agreement, and understanding in this Section shall be separable and may be separately enforced. In the event that any provision of this Section relating to the time period, area of restriction or related aspects of the covenant not to compete shall be declared by a court to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period, area of restriction and related aspects deemed reasonable and enforceable by the court shall become and thereafter be the restriction applicable to the covenant not to compete in such regard, and such restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

7.8.
Remedies for Breach. In the event of a breach or threatened breach of any of the provisions of this Section, BCBSRI shall have the right to seek monetary damages for such breach and equitable relief, including specific performance by means of an injunction, against Contractor, and against any partners, agents, representatives, servants, employers, employees, and other persons acting directly or indirectly for or with Contractor, to prevent or restrain such breach. BCBSRI shall have the right to notify any of Contractor's future employers or business associates of the existence of the terms and conditions of this Agreement.

SECTION 8. MODIFICATION, AMENDMENTS

This Agreement and any Statement of Work may be amended or modified only by a written instrument executed by each of the parties hereto.

SECTION 9. NON-WAIVER

Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy under this Agreement or any Statement of Work shall operate as a waiver thereof, or of any other right, power or remedy nor preclude any further or other exercise thereof, or the exercise of any other right, power or remedy, unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

SECTION 10. SEVERABILITY

The invalidity or unenforceability of any particular provision of this Agreement or any Statement of Work shall not affect the other provisions hereof or thereof, and this Agreement and any such Statement of Work shall be construed in al] respects as if such invalid or unenforceable provisions were omitted.

SECTION 11. NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, to the respective addresses and attentions set forth on the first page of this Agreement, or to such other addresses or attentions as may be designated on any Statement of Work.

SECTION 12. ASSIGNMENT

This Agreement and each Statement of Work shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Contractor may not assign, pledge or hypothecate its rights nor delegate its obligations under this Agreement or any Statement of Work to any person or entity, by operation of law or otherwise, without the prior written consent of BCBSRI in its sole and absolute discretion. In the event that BCBSRI approves an assignment or delegation of obligations to a subcontractor, Contractor agrees mat (1) it shall remain solely liable for the performance of the Services under this Agreement and any Statement(s) of Work, (2) that BCBSRI shall have no responsibility to any of the Consultant's subcontractors for payment or otherwise, and (3) Contractor shall cause such approved subcontractor to enter into an agreement with Contractor containing terms deemed sufficient by BCBSRI to enforce BCBSRI's rights under this Agreement. BCBSRI may assign this Agreement, any Statement of Work or all or any part of its rights and obligations hereunder or thereunder to any successor-in-interest to BCBSRI, any entity which acquires all or a portion of its properties or assets, or any affiliate of BCBSRI.

SECTION 13. ENTIRE AGREEMENT

This Agreement, together with the Statement(s) of Work, Mutual Confidentiality and Nondisclosure Agreement and the Business Associate Agreement, if applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, both written and verbal, between the parties with respect to the subject matter hereof.

SECTION 14. GOVERNING LAW

This Agreement, together with the Statement(s) of Work, shall be deemed to be a contract entered into in the State of Rhode Island and shall be construed, interpreted and enforced in accordance with the Saws of the State of Rhode Island, without reference to principles of conflicts of law thereof.

SECTION 15. SECTION HEADINGS

Titles or captions of sections contained in this Agreement are for reference purposes only and shall not affect, or be used in connection with, the interpretation of this Agreement. If there is any conflict between any such titles or captions and the text of this Agreement, the text shall control.

SECTION 16. SURVIVAL

The provisions of Sections 3.4, 4, 5, 6, 7, 9, 14, IS, 19, 20 and 21, shall survive the expiration or earlier termination of this Agreement or any Statement of Work for any reason.

SECTION 17. COUNTERPARTS

This Agreement may be executed in counterparts, each of which will be deemed to be an original and such counterparts together will constitute one and the same agreement.

SECTION 18. INTERPRETATION

Should any provision of this Agreement require interpretation in any legal or other proceeding, it is agreed that the court, legal tribunal or other arbiter interpreting or construing the same shall not imply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Agreement. In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

SECTION 19. ATTORNEYS' FEES

In the event of any litigation or other proceedings between the parties hereto with regard to the subject matter hereof, the prevailing party shall be entitled to recover its costs and expenses incurred in connection with such suitor proceeding, including its reasonable attorneys' fees.

SECTION 20. AUDIT

Contractor shall keep full, true, accurate and up-to-date records that may reasonably be deemed necessary for the purpose of showing its compliance with this Agreement. Said records shall be kept at Contractor's principal place of business, and Contractor shall make said books and the supporting data available for inspection by BCBSRI or its agents during normal business hours upon reasonable advance notice for five (5) years following the end of the calendar year to which they pertain. Should such inspection lead to the discovery of a violation of a representation, warranty, or covenant, in addition to the remedies provided under this Agreement for violation, Contractor agrees to take such corrective action as required by BCBSRI and to pay the full cost of such audit, including the reasonable fees and expenses of BCBSRI's employees and agents.

SECTION 21. PUBLICITY

All advertising, press releases, public announcements, and presentations (collectively "Public Disclosures") by either party relating to this Agreement and any other relationship between Contractor and BCBSRI which includes the other party's name, trade names, trademarks, logos, or service marks must be coordinated with and approved by both parties prior to release, except that Contractor may use the other party's name in a general list of its customers contained in Public Disclosures without obtaining consent.